Agreement on Joint Traffic




                               between


                            Tele Denmark A/S



                                 and



                             Nordiska Tele8

                                                              18 December 1997

Contents

1.  PREAMBLE                                                                3
2.  DEFINITIONS                                                             3
3.  BASIC JOINT TRAFFIC SERVICES                                            7
3.1  JOINT TRAFFIC SERVICES OFFERED                                         7
3.2  JOINT TRAFFIC POINTS, ETC.                                             8
3.3  ORDERING, SETTING UP AND OPERATION                                     8
3.4  PRICES                                                                 8
3.5  DEBITABLE TIME                                                         9
4.  TRANSMISSION CAPACITY                                                   9
5.  SIGNAL SYSTEM NO. 7                                                     9
6.  OTHER NETWORK SERVICES                                                  9
7.  OTHER SERVICES                                                          9
8.  TRAFFIC WITHOUT CONTRACTUAL COVER                                       9
9.  REGISTRATION AND SETTLEMENT                                             10
10.  PLEADING OF SECURITY                                                   10
11.  TECHNICAL SPECIFICATIONS                                               10
12.  A NUMBER TRANSFER AND PRESENTATION                                     11
13.  IMPLEMENTATION OF NUMBER PLAN, ETC.                                    11
14.  OPERATION AND MAINTENANCE                                              11
15.  CONFIDENTIALITY                                                        11
16.  DUTY OF DISCLOSURE/INTELLECTUAL PROPERTY RIGHTS                        12
17.  LIABILITY AND FORCE MAJEURE                                            12
18.  ASSIGNMENT OF RIGHTS TO A THIRD PARTY                                  13
19.  EQUALITY CLAUSE                                                        13
20.  AMENDMENT OF THE AGREEMENT                                             13
21.  DATE OF COMMENCEMENT AND NOTICE OF TERMINATION                         14
22.  DISPUTES AND SETTLEMENT                                                14
APPENDICES                                                                  15

Agreement                           Tele8                         Page 2 of 14
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                                                              18 December 1997

1.  Preamble

WHEREAS, in pursuance of the Danish Act on competitive conditions and joint traffic in the telecommunications sector, as amended by Danish Act no.391 of 10 June 1997,

Nordiska Tele8, P.O. Box 88, S-201 20 Malmo, Sweden
(hereinafter called the Operator)

has requested

Tele Denmark A/S, Kannikegade 16, 8000 Arhus C, Denmark
(hereinafter called TDK)

to enter into an agreement on the interconnection of TDK's and the Operator's telephone networks and on the leasing of transmission capacity on special terms and conditions.

And, WHEREAS, in pursuance of the above Act, TDK has granted the request, NOW, THEREFORE, the parties have entered into the following agreement.

To the extent to which the present Agreement comprises services, obligations, etc. which are not covered by the concept of "joint traffic" in accordance with the Danish Act on competitive conditions and joint traffic in the telecommunications sector, as amended by Danish Act no.391 of 10 June 1997, the joint traffic regulation in force from time to time may only be invoked for the services governed by said regulation.


2.  Definitions

Unless otherwise stipulated in the present Agreement, the definitions stated below shall apply:

     "A subscriber"             the terminal making the call

     "access connection"        access connection is a route between an
                                address at the Operator and the local
                                exchange/repeated station of this address at Tele Denmark

     "access service"           a service which gives a party access to offer
                                his services to customers which are connected to the other party's network via the network connection





Agreement                           Tele8                         Page 3 of 14
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                                                              18 December 1997

     "settlement information"     the following information about calls from
                                 customers in the relevant settlement period:

                                a)  the A subscriber's telephone number

                                b)  the B subscriber's telephone number

                                c)  the duration of the call in minutes and
                                    seconds used from B reply to
                                    disconnection

                                d)  date and time of B reply

                                e)  as agreed between the parties, any
                                    special charges in connection with the
                                    call.

     "rejection"                the frequency with which an attempted call is
                                rejected or blocked in the parties' networks

     "working day"              defined as Monday to Friday, inclusive,
                                except for Danish Bank Holidays, Christmas
                                Eve, New Year's Day and the Danish
                                Constitution Day

     "B subscriber"             the terminal to which the A subscriber makes a
                                call

     "basic joint traffic       services where a party makes connection
       services"                a joint traffic point and another joint
                                traffic point or a customer available to the other party's supply of services

     "basic services"           basic carrier services, services and
                                facilities which can be used to provide
                                telecommunications services to end users

     "B reply"                  a return signal regarding a central line
                                (joint traffic connection) which is sent from the exchange and which indicates that the B subscriber has answered the call

     "CLI"                      transfer of information about the A
                     subscriber's number

     "CLIR" marking which indicates that the transferred A number must not be passed on to the B subscriber in any form


Agreement                           Tele8                         Page 4 of 14
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                                                              18 December 1997
     "the present Agreement"    the present Agreement with all Appendices and
                                riders approved in writing by both parties

     "force majeure"            all circumstances beyond the control of a
                                party including (but not limited to) acts of God, hard winters, insurrection or civil unrest, war or military operations, national and local emergency situations, Government actions or omissions, fire, lightening, explosions and strikes or lockouts

     "confidential information" know-how, ideas, notions, concepts, technology, manufacturing processes, business,
                                market and trade knowledge of a confidential nature (be it in intangible or tangible form) which concern or have been developed in connection with or for use for the parties' respective business in accordance with the present Agreement, but information which is or becomes available to the public in some other way than by one of the parties' breach of his contractual obligations shall not be included

     "general joint traffic"    joint traffic through the general joint
                                traffic exchanges designated by TDK, cf.
                                Appendix C

     "intellectual property     inventions, patents, designs, copyrights,
       rights"                  trademarks, patterns, business marks, logos
                                and technical equipment, know-how and business secrets and all other rights and interests which are protected by law whether they are registered or not

     "joint traffic charges     charges which are settled for each call in
       per call"                connection with B reply

     "circuit-switched          a network in which the information is
       networks"                transferred between subscribers via circuits
                                which can be made available to the subscribers on request and in which information can be sent as required as long as the connection exists

     "local joint traffic"      joint traffic to customers under the operating
                                system to which the interconnect connection used is connected

     "mobile networks"          networks which are based on terminals without
                                geographical affiliation

Agreement                           Tele8                         Page 5 of 14
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                                                              18 December 1997


     "disconnection"            disconnection of the connection between A
                                subscriber and B subscriber (clear forward signal), cf. CCITT rec. D150 of 1988

    "networks"                  mean a circuit-switched telephony network in
                                the present Agreement

     "joint traffic             connection between the parties' networks
       connections"

     "joint traffic area"       an area in TDK's fixed telephone network which
                                is operated by a couple of general joint traffic exchanges. The areas can be demarcated on the basis of the first digit in TDK's geographical numbering plan as 3, 4, 5, (6-7) and (8-9). The term only refers to general joint traffic.

     "joint traffic point"      a point in one of the parties' networks where
                                there is access to exchange joint traffic

     "termination service"      is a service under which one of the parties
                                terminates a call which originates from or through the other party's network

     "total breakdown"          breakdown of operations in the networks or
                                connections of TDK and the Operator,
                                respectively, which prevents communication between the geographical areas affected

     "transit service"          is a service where one of the parties
                                transfers a call from the other party to a third party's network

     "transmission capacity"    shares of the capacity in one of the parties'
                                transmission networks

     "transport connection"     a route between two of the exchange/repeater
                                stations of TDK










Agreement                           Tele8                         Page 6 of 14
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                                                              18 December 1997

Joint Traffic, Specific Part

3.  Basic Joint Traffic Services

3.1  Joint Traffic Services Offered

TDK will offer the following basic joint traffic services:

a)     Termination of traffic from the Operator's network in TDK's network

b) Termination of traffic from the Operator's network in other Danish fixed networks via TDK's network

c) Termination of traffic from the Operator's network in foreign networks via TDK's network

d)     Access for Operators to traffic from TDK's network or via TDK's network

e)     Transit through TDK's network to other operators' network in Denmark

f) Termination of traffic from the Operator's network in mobile network via TDK's network


In accordance with a separate agreement, the Operator may offer the following basic joint traffic services:

g) Termination of traffic from TDK's network in the Operator's fixed network

h) Termination of traffic from TDK's network in other Danish networks via the Operator's network

i) Termination of traffic from TDK's network in foreign networks via the Operator's network

j)     Access for TDK to traffic from the Operator's network

k) Transit through the Operator's network to other operators' networks in Denmark

l) Termination of traffic from TDK's network in the Operator's mobile network

Commissioning of the above services shall require special ordering. However, this shall not apply to joint traffic services which have been ordered in accordance with the existing Interconnect Agreement at the time at which the present Agreement enters into force.

Agreement                           Tele8                         Page 7 of 14
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                                                              18 December 1997

In connection with the termination services, the receiving operation will not debit his customer (B subscriber) except for what he may debit for incoming calls from his own network.

In connection with the access services, the sending operator will not debit the A subscriber for such services. Any supplementary services may be debited at non-discriminatory rates.

3.2  Joint Traffic Points, Etc.

TDK's network is divided up into five joint traffic areas with at least two joint traffic points in each area as stated in Appendix C. These joint traffic points may be used by the Operator for joint traffic in general (general joint traffic).

In addition, TDK offers to set up joint traffic points on digital subscriber exchanges for use in termination to or access to traffic from customers connected to the exchange in question (local joint traffic).

3.3  Ordering, Setting Up and Operation

Following the placing of an order from the Operator, TDK shall set up or change joint traffic points in TDK's network. The time of delivery and the price for setting up and operating joint traffic points are specified in Appendix C.

TDK shall be under an obligation to extend TDK's network in line with the capacity ordered by the Operator and the traffic forecasts provided by the Operator. Joint traffic will meet the same rejection in TDK's network as other traffic, including TDK's own traffic, for which a rejection rate target of 2% during peak time has bee set. Joint traffic will meet the same rejection in the Operator's network as other traffic, including the Operator's own traffic, for which a rejection rate target of 2% during peak time has been set.

Unless otherwise agreed in writing, the joint traffic capacity at the general joint traffic points shall be distributed equally between the two joint traffic points in a joint traffic area.

If the joint traffic volume for a connected joint traffic area is below 1.7 million minutes per 30 group (2 Mbit/s system), calculated as an average over all 30 groups for general joint traffic points in a joint traffic area, the Operator shall pay a price for the short volume equivalent to 60% of the peak charge for termination of traffic in the joint traffic area. The joint traffic volume will be stated per calendar year; extensions of the joint traffic capacity will be charged on a pro rata basis.

An equivalent minimum requirement will not be fixed for local joint traffic.


Agreement                           Tele8                       Page 8 of 14
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                                                              18 December 1997

3.4  Prices

Prices for basic joint traffic services are stated in Appendix A. Either of the parties may, at minimum two (2) months' notice to a new quarter, raise of lower their prices for the basic joint traffic services and other network services which they each offer to the other party.

3.5  Debitable Time

Debitable calls are those for which a B reply is sent/received. The debitable time is conversation time in accordance with Section 1.2.2 of CCITT recommendation D.150 of 1988.

The total debitable time for a joint traffic service shall be stated every calendar month as a total of the debitable time in seconds for all calls regarding the service in question rounded to whole minutes.

Unless otherwise agreed, the Operator may only send the tone signals "engaged," "ringing," "block" and "error" or directly equivalent voice messages without first sending a B reply.


4.  Transmission Capacity

Following an order from the Operator, TDK shall make transmission capacity and other transmission services available in accordance with the specifications, procedures and terms and conditions laid down in Appendix E.


5.  Signal System No. 7

Tele Denmark shall offer the Operator access to use the company's SS7 network. The terms and conditions and rates are stated in Appendix J.


6.  Other Network Services

Either party shall offer the other party access to supplementary network services in accordance with the specifications and terms and conditions laid down in Appendix B.

7.  Other Services

TDK will enter the Operator's customers in telephone directories and number base and keep such entries up to date. The prices and terms for this shall be agreed separately.

TDK will offer the Operator billing on separate invoices in accordance with separately fixed terms and conditions where technically possible.

Agreement                           Tele8                         Page 9 of 14
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                                                              18 December 1997

8.  Traffic without Contractual Cover

The sending party shall be under an obligation to ensure that joint traffic services which have not been ordered are blocked. The receiving party may choose to block the traffic relations in question or settle the traffic at customer prices.


9.  Registration and Settlement

Each party shall provide the other party with settlement information about traffic which originates from the party in question's own network.

Settlement between the parties shall take place on the basis of itemised invoices with a statement of the services which are debited.

Charges for basic joint traffic services shall be paid quarterly in arrears on the basis of the settlement periods, which end at midnight on the last day of a calendar quarter. The parties shall issue an invoice before the end of the following month. Due amounts shall subsequently be paid before the end of the second month after the calendar quarter in question.

Charges for services shall be paid at the latest thirty (30) days from the end of the month in which an invoice is issued.

Irrespective of any disagreement between the parties about an invoiced amount, the invoice amount shall be paid in full if the amount in dispute amounts to less than 5% of the total invoice amount. Payment in accordance with the above shall have no prejudicial effect. All amounts in the present Agreement are quoted in Danish kroner exclusive of VAT.

Each party shall be responsible for the collection from his own customers. For use in connection with collection from the customers, the parties shall, moreover, make available any information about joint traffic which may reasonably be requested.

10.  Pleading of Security

Tele Denmark shall be entitled to demand an irrevocable guarantee payable on demand from a bank approved by Tele Denmark, a parent company guarantee or equivalent security for services ordered by the Operator. For traffic, Tele Denmark may solely demand a guarantee for the traffic forecast in two quarters.


11.  Technical Specifications

Principles for routing calls and delivery of calls between the parties' networks have been laid down in Appendix F.

Agreement                           Tele8                        Page 10 of 14
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                                                              18 December 1997

12.  A Number Transfer and Presentation

The parties shall transfer the A number (CLI) for all subscribers insofar as possible. No separate fee will be paid for this. The parties shall always respect CLIR marking of numbers so that CLIR-marked numbers are solely used for debiting, settlement and statistics in connection with the parties' supply of telephony services or, in accordance with agreement, for the provision of supplementary services, but they must never be passed on technically or in other way to B subscribers. If it is documented that a party is repeatedly in breach of this confidentiality, the other party shall be entitled to disconnect the transfer of A numbers at twenty-four (24) hours' notice until there is adequate security against a repeat of the breach.


13.  Implementation of Number Plan, Etc.

Both parties shall be entitled to demand that costs incurred for the implementation and change of a prefix, number plan, etc. be covered by the party on whose behalf the change is made. Prices and terms and conditions for the implementation of number changes are stated in Appendix C.


14.  Operation and Maintenance

Guidelines for the technical and operational quality as well as the parties' cooperation in connection with operational disruptions, etc., are governed by Appendix D.




General Conditions

15.  Confidentiality

Subject to the reservations below, the parties shall be under an obligation to ensure the maintenance of secrecy of all information received from the other party and declared to be confidential by him.

Exempt from this shall be information which:
- has come to the knowledge of the receiving party in an independent manner, or
- is or becomes accessible to the public in some other way than by breach of the duty of confidentiality.

The parties shall be under an obligation to provide information to the public authorities to comply with statutory obligations or with a view to safeguarding their lawful interests. Upon the provision of information, the party in question shall be under an obligation to make such disclosure subject

Agreement                           Tele8                        Page 11 of 14
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                                                              18 December 1997

to confidentiality to the greatest possible extent and shall forward a copy of the information disclosed to the other party.

Confidential information may only be used for the purposed which was the reason for the disclosure and/or to make it possible to meet the parties' obligations in accordance with the present Agreement.

Confidential information must not be disclosed internally among the parties to other parties than those who require the information in connection with the performance of their duties in accordance with the present Agreement.

The provisions on confidentiality shall apply for five (5) years from the termination or expiry of the present Agreement. TDK shall be under an obligation not to provide Tele Denmark Mobil with any information whatsoever without prior written agreement with Mobilix.

Nothing in the present Agreement shall limit the application of Section 3(6) of the Danish Act on competitive conditions and joint traffic in the telecommunications sector.

The parties agree that TDK will submit the Agreement to the Danish Telecommunications Agency on behalf of both parties.


16.  Duty of Disclosure/Intellectual Property Rights

The parties shall supply each other with all technical information covered by the parties' present and future intellectual property rights solely against payment of the costs connected with such supply provided that such information is necessary to ensure the correct performance of the present Agreement, and the parties shall, on the same condition and on the same terms, grant each other a right to use their intellectual property rights, including their own version and modifications of SS7 signalling.

17.  Liability and Force Majeure

The parties shall perform their contractual duties with the due care and competence which can be expected of a competent telecommunications operator. Each of the parties shall be liable to pay damages to the other party in accordance with the general provisions of Danish law, cf., however, the limitations stipulated below. Neither of the parties shall be liable for any indirect loss incurred by the other party, including operating loss and loss of profits, or for claims made by a third party.

Neither of the parties shall be liable to the other party for any non-performance or non-compliance with a provision in the present Agreement which is due to force majeure. Force majeure may only be claimed if a party notifies the other party without delay of the reason, the expected extent and


Agreement                           Tele8                        Page 12 of 14
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                                                              18 December 1997


the expected duration of his inability to perform his obligations. Upon the cessation or change of the force majeure, the party which has been affected by the force majeure shall immediately notify the other party. In the event of one of the parties only being partly prevented from meeting his obligations, except for liabilities to pay, due to force majeure, the party in question shall be under an obligation to divide his unaffected deliveries equally between the other party and other customers.

18.  Assignment of Rights to a Third Party

Neither of the parties may assign rights or obligations in accordance with the present Agreement to a third party without the other party's written consent. However, either of the parties shall be entitled to assign his rights and obligations in accordance with the present Agreement to another company within the same group, provided that any relevant licences and permits are transferred to the assignee and that the assignee takes over all obligations and liabilities in accordance with the present Agreement from the assignor.

19.  Equality Clause

TDK states that before the conclusion of the present Agreement, the agreements listed in Appendix H on joint traffic in pursuance of sec. 2(2) of the Danish Act on competitive conditions and joint traffic in the telecommunications sector have been entered into. TDK shall be under an obligation to forward any such future agreements or amendments to agreements to the Operator to the extent to which they are made public. At the request of the Operator within one (1) month from the forwarding of an agreement with significantly amended terms and conditions, TDK shall be under an obligation, in accordance with sec. 2(2), to offer the terms and conditions of the agreement to the Operator with commencement from the same date as the date of commencement of the forwarded agreement.

20.  Amendment of the Agreement

Either party shall be entitled to demand a renegotiation of the Agreement if the basis for the Agreement has changed considerably or if there is some other reasonable ground for this. Such renegotiation shall be commenced not later than two (2) months from when the demand was made. Such a demand shall not result in a termination of joint traffic, and the terms and conditions of the Agreement shall apply unamended, unless otherwise agreed, until a new agreement has been entered into between the parties or by application of Clause 22.

Either party shall be entitled to demand renegotiation of prices in the present Agreement once per annum. Any changes in prices shall not entail any other amendments to the Agreement.

21.  Date of Commencement and Notice of Termination

Agreement                           Tele8                        Page 13 of 14
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                                                              18 December 1997


Unless otherwise agreed, the date of commencement of the present Agreement shall be 1 January 1998. The Agreement shall remain in force until notice of termination is given in accordance with the below provisions.

Either party shall be entitled to terminate the Agreement in writing with immediate effect if:

- the other party fails to pay due amounts following a reminder which states the final time for payment and which states that failure to meet the time for payment may result in termination of joint traffic,
- the other party suspends his payments, enters into liquidation or becomes insolvent,
- the other party is in breach of a material contractual obligation and fails to remedy such breach within thirty (30) days from receipt of notice specifying the breach and demanding remedial action or if the breach concerns a disruption of the function of the network, and the other party fails to remedy this without undue delay,
- the other party has been affected by force majeure of a duration which exceeds six (6) months.

Either of the parties shall be entitled to terminate the Agreement at one (1) year's notice from time to time.


22.  Disputes and Settlement

The present Agreement shall be governed and construed in accordance with Danish law.

The parties shall be under an obligation to attempt to settle any disputes amicably by negotiation if at all possible, including any disagreements on the construction of the Agreement. In the event of a failure to reach an agreement, any dispute between the parties arising out of or in connection with the present Agreement shall be settled by arbitration in accordance with the Rules on the hearing of cases by the Danish Institute of Arbitration (Copenhagen Arbitration).

The above shall not limit the parties' rights to bring questions regarding the construction and application of the present Agreement before administrative public authorities in accordance with existing law.



----------------          -------------------------------------------
For Tele Denmark          For the Operator


Agreement                           Tele8                        Page 14 of 14

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                                                              18 December 1997

Appendix A Prices for Basic Joint Traffic Services

1.  General Conditions

The present Appendix covers the charges for joint traffic between TDK's and the Operator's basic joint traffic services.

The following general principles apply:

-  All the stated joint traffic charges are exclusive of VAT

- The joint traffic charges stated in minutes are payable in accordance with real time debiting form B reply to disconnection.

- The joint traffic charges stated per call are payable upon B reply and are known as a call charge.

- the peak rate is Monday to Saturday 8:00 - 19:30. The period outside these hours is called the off-peak rate period.

2.  Basic Services between TDK's Customers and the Operator's Customers

a)  Termination of Traffic from the operator's network in TDK's network
*
B) Termination of traffic form the Operator's network in other Danish fixed networks via TDK's network
*
C) Termination of traffic from the Operator's network in foreign networks via TDK's network
*
D)  Access for the Operator to traffic from TDK's network or via TDK's network
*
E) Termination of traffic from the Operator's network in mobile network via TDK's network
*
G)  Termination of Traffic from the Operator's fixed network
*
H) Termination of traffic from TDK's network in other Danish networks via the Operator's network
*
I) Termination of traffic from TDK's network in foreign networks via the Operator's network
*
J)  Access for TDK to traffic from the Operator's mobile network
*


Appendix A                          Tele8                        Page 1 of 2

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                                                             18 December 1997


K)  Transmit through the Operator's network to other operator's networks in
Denmark
*

L)  Termination of traffic from TDK's network in the Operator's mobile network
*

4  Joint Rates
*






























Appendix A                          Tele8                        Page 1 of 2


*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.